SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2009
GRUBB & ELLIS COMPANY
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8122	94-1424307
(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300
Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 5, 2009 the board of directors (the “Board”) of the Company unanimously amended the Company’s Amended and Restated Bylaws (the “Bylaws”), adding a new Section 2.10 to the Bylaws and amending Sections 2.02, 2.09, 3.03, 4.01, 4.06, 4.08, 4.09 and 8.04 of the Bylaws (the “Bylaw Amendment”).
     Section 2.10 requires a stockholder to give notice in writing to the Company no later than 90 days prior to the one year anniversary of the preceding year’s annual meeting for nominations for election to the Board and for any other proposals such stockholder wishes to bring before a stockholders’ meeting other than director nominations. Section 2.10 requires that the written notice set forth (1) information as to the nominees for election to the Board, (2) information as to the stockholder who delivered the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and (3) information as to any other business that a stockholder proposes to bring before a meeting, and requires that any proposed business constitute a proper matter for stockholder action.
     Section 2.02 of the Bylaws was amended by adding a provision that requires a stockholder calling a special meeting to provide written notice to the Secretary of the Company containing information required for the Company to comply with Section 2.04 (Notice of Meetings) of the Bylaws. Section 2.09 of the Bylaws was amended by adding the following individuals who can act as chairman of the board (the “Chairman”) at a stockholders’ meeting: (1) a director or executive officer designated by the Chairman, and (2) the chief executive officer.
     Section 3.03 of the Bylaws was amended to provide that any nominations for election to the Board shall be made pursuant to Section 2.10 of the Bylaws. Section 3.03 of the Bylaws previously provided for written notice to be provided to the Company for nominations for election to the Board no later than 14 days prior to a stockholders’ meeting (unless the stockholders have been given less than 21 days’ notice of the meeting in which case written notice is to be delivered or mailed to the Company no later than the close of the seventh day after notice of the meeting was mailed to stockholders). Section 3.03 also previously set forth the information that was required to be included in the written notice.
     Section 4.01 of the Bylaws was amended by adding the chief executive officer as an officer of the Company and by deleting provisions regarding designating the president or Chairman of the Board as the chief executive officer and the establishment of an office of the president.
     Section 4.06 of the Bylaws was amended to eliminate an immaterial typographical error with respect to when an officer of the Company may resign.

     Section 4.08 of the Bylaws was amended by adding that the chief executive officer may be one of the individuals who can, subject to Section 2.09, preside at all stockholders’ meetings and Board meetings.
     Section 4.09 of the Bylaws was amended by adding a provision that permits the Board to designate who shall be the chief executive officer and by stating that the chief executive officer shall have such other powers and duties (in addition to those stated in Section 4.09) as prescribed by the Board or the Bylaws.
     Section 8.04 of the Bylaws was amended by adding a provision that states information obtained from an inspection of the books and records of the Company shall be used only as permitted under law and pursuant to any undertakings or agreements entered into by such person conducting such inspection. Section 8.04 previously had a provision which stated that confidential information obtained from an inspection of the books and records of the Company shall be used only as provided in the Bylaws.
     The foregoing is a summary of the Bylaw Amendment and does not purport to be a complete discussion of the Bylaw Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is annexed as an Exhibit to this Current Report on Form 8-K.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Amendment to the Amended and Restated Bylaws of Grubb & Ellis Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY
Date: February 9, 2009	By:	/s/ Richard W. Pehlke
		Name:	Richard W. Pehlke
		Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of Grubb & Ellis Company.